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                                  EXHIBIT 23.1




                          INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement (No. 333-38028, 333-86015 and 333-100081) on Form S-8 of United Community Financial Corp. of our report dated February 7, 2003, on the consolidated statements of financial condition of United Community Financial Corp. as of December 31, 2002 and 2001 and for the years then ended which report appears in the Annual Report on Form 10-K of United Community Financial Corp. for the year ended December 31, 2002.





                                          /s/ Crowe, Chizek and Company LLP

Cleveland, Ohio
March 28, 2003